Exhibit 5.1

Harney Westwood & Riegels 14th Floor, Alexandra House 18 Chater Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

16 June 2026

raymond.ng@harneys.com

+852 5806 7883

069628-0001-RLN

Neo-Concept International Group Holdings Limited

思宏國際集團控股有限公司

Osiris International Cayman Limited

Suite #4-210, Governors Square

23 Lime Tree Bay Avenue, PO Box 32311

Grand Cayman KY1-1209

Cayman Islands

Dear Sir or Madam

Neo-Concept International Group Holdings Limited 思宏國際集團控股有限公司 (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form S-8, including all amendments or supplements thereto, to be filed on or around the date of this opinion with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) (the Registration Statement), relating to the registration of 472,856 class A ordinary shares of par value US$0.0025 per share (the Shares) under the Company’s 2026 incentive securities plan (the 2026 Incentive Securities Plan).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: M Chu | Y Fan | SG Gray | IC Groark | SO Karolczuk | PM Kay | MW Kwok

WPT Lee | IN Mann | BP McCosker | R Ng | PJ Sephton

Anguilla | Bermuda | British Virgin Islands Cayman Islands | Cyprus | Dubai | Hong Kong | Jersey London | Luxembourg | Shanghai | Singapore harneys.com

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company is a company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands. The Company is a separate legal entity and is subject to suit in its own name.

2	Valid Issuance of Shares. The Shares when authorised to be issued, sold and paid for in the manner described in the 2026 Incentive Securities Plan and in accordance with the Resolutions (as defined in Schedule 1) and, when allotted, issued and fully paid for in accordance with the 2026 Incentive Securities Plan and the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, the Shares will be validly issued, fully paid and non-assessable.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Indemnification of Directors and Officers”. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

Schedule 1

List of Documents and Records Examined

1	A copy of the certificate of incorporation of the Company dated 29 July 2021;

2	A copy of the second amended and restated memorandum and articles of association of the Company adopted by a special resolution of the Company passed on 3 March 2025;

3	A copy of the minutes of an extraordinary general meeting of the members of the Company dated 9 May 2025 and a copy of the unanimous written resolutions of the board of directors of the Company dated 6 June 2025 approving a share consolidation of the Company;

4	A copy of the minutes of an extraordinary general meeting of the members of the Company dated 8 May 2026 and a copy of the unanimous written resolutions of the board of directors of the Company dated 8 May 2026 approving a further share consolidation of the Company;

5	A copy of the register of directors of the Company provided to us on 16 June 2026;

6	A copy of executed unanimous written resolutions of the directors of the Company dated 12 June 2026 (the Resolutions);

7	A copy of the certificate of good standing in respect of the Company issued by the Registrar of Companies dated 10 February 2026;

8	A copy of the certificate from a director of the Company dated 16 June 2026, a copy of which is attached hereto (the Director’s Certificate);

9	A copy of the Registration Statement filed with the Commission on 16 June 2026; and

10	A copy of the 2026 Incentive Securities Plan.

(1 to 8 above are the Corporate Documents, and 1 to 10 above are the Documents).

Schedule 2

Assumptions

1	Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Documents are authentic, all signatures, initials and seals are genuine.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

4	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

5	Resolutions. The Resolutions remain in full force and effect.

6	Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

Schedule 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act (2026 Revision) (the Companies Act) have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act.

Annex

Director’s Certificate

Neo-Concept International Group Holdings Limited

思宏國際集團控股有限公司

incorporated in the Cayman Islands

Company No. 379468

(the Company)

Director’s Certificate

This certificate is given by the undersigned in his/her capacity as a duly authorised director of the Company to Harney Westwood & Riegels in connection with a legal opinion in relation to the Company (the Legal Opinion). Capitalised terms used in this certificate have the meaning given to them in the Legal Opinion.

1	Harney Westwood & Riegels may rely on the statements made in this certificate as a basis for the Legal Opinion.

2	I, the undersigned, am a director of the Company duly authorised to issue this certificate. Under the constitutional documents of the Company, the business and affairs of the Company are conducted by the board of directors of the Company.

3	I, the undersigned, confirm in relation to the Company that:

(a)	the second amended and restated memorandum and articles of association of the Company adopted by a special resolution of the Company passed on 3 March 2025 (the M&A) remain in full force and effect and are otherwise unamended;

(b)	pursuant to the minutes of an extraordinary general meeting of the members of the Company held on 9 May 2025 and the unanimous written resolutions of the directors of the Company dated 6 June 2025, with effect from 13 June 2025, as a result of a share consolidation of the Company, the authorised share capital of the Company was amended to US$50,000 consisting of 160,000,000 shares of par value US$0.0003125 each comprised of 156,000,000 class A ordinary shares of par value US$0.0003125 each and 4,000,000 class B ordinary shares of par value US$0.0003125 each;

(c)	pursuant to the minutes of an extraordinary general meeting of the members of the Company held on 8 May 2026 and the unanimous written resolutions of the directors of the Company dated 8 May 2026, with effect from 18 May 2026, as a result of a further share consolidation of the Company, the authorised share capital of the Company was amended to US$50,000 consisting of 20,000,000 shares of par value US$0.0025 each comprised of 19,500,000 class A ordinary shares of par value US$0.0025 each and 500,000 class B ordinary shares of par value US$0.0025 each;

(d)	the unanimous written resolutions of the board of directors dated 12 June 2026 were executed by all the directors in the manner prescribed in the M&A, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

(e)	there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from allotting and issuing the Shares or otherwise performing its obligations under the Registration Statement.

You may assume that all of the information in this certificate remains true and correct unless and until you are notified otherwise in writing.

[Signature page to follow]

/s/ Eva Yuk Yin SIU
Name:	Eva Yuk Yin SIU	Date	June 16, 2026
Director